As filed with the Securities and Exchange Commission on January 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iCAD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	02-0377419
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

98 Spit Brook Road, Suite 100,

Nashua, New Hampshire 03062

(Address of Principal Executive Offices) (Zip Code)

2016 Stock Incentive Plan as amended December 2018

(Full Title of the Plan)

Michael Klein, Chief Executive Officer

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(603) 882-5200

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy requested to:

Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	900,000	$5.55(2)	$4,995,000(2)	$605.39
Total	900,000	5.55	$4,995,000	$605.39

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of iCAD, Inc. (“iCAD”, the “Registrant” or “Company”) that may become issuable under the iCad, Inc. 2016 Stock Incentive Plan as amended December 2018 (the “Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)

Solely for the purpose of calculating the registration fee, the maximum aggregate offering price has been calculated pursuant to Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Company’s Common Stock as reported on NASDAQ on January 28, 2019.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by the Company to register an additional 900,000 shares of its Common Stock issuable to eligible officers, employees, non-employee directors and consultants of the Registrant and its subsidiaries under the Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-211656) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2016 (the “Prior Registration Statement”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Company with the SEC (other than portions of such documents which are furnished and not filed) are incorporated by reference into this Registration Statement:

•	Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018 and April 27, 2018, respectively;

•

Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 filed with the SEC on May 15, 2018, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 filed with the SEC on August 14, 2018, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 filed with the SEC on November 14, 2018;

•

Current Reports on Form 8-K filed with the SEC on May 15, 2018 (excluding the information in Item 2.02 and any information pertaining to Exhibit 99.1 therein, which are not incorporated by reference herein), August 14, 2018 (excluding the information in Item 2.02 and any information pertaining to Exhibit 99.1 therein, which are not incorporated by reference herein), October 2, 2018, October 18, 2018, November 1, 2018, November 13, 2018, November 14, 2018 (excluding the information in Item 2.02 and any information pertaining to Exhibit 99.1 therein, which are not incorporated by reference herein), November 20, 2018, December 17, 2018, December 27, 2018, January 11, 2019, and January 22, 2019;

•	The Definitive Proxy Statement on Schedule 14A filed with the SEC on November 20, 2018; and

•	The description of our common stock contained in our Registration Statements on Form 8-A filed with the SEC and any amendments thereto.

In addition, all documents filed with the SEC by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the SEC.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

See Exhibit Index appearing immediately after the signature page to this registration statement, which is incorporated by reference in this Item 8.

Exhibit Index

Exhibit No.	Description

4.1	The iCAD, Inc. 2016 Stock Incentive Plan as amended December 2018 (incorporated by reference to Annex A of the Definitive Proxy on Schedule 14A of the Company filed on November 20, 2018)

5.1*	Opinion of Dentons US LLP

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Dentons US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the Signature Page of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on January 31, 2019.

iCAD, Inc.

By:	/s/ Michael Klein
Michael Klein, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Michael Klein and R. Scott Areglado, and each of them, the true and lawful attorneys-in-fact and agents with full power of substitution, of each of him or her to execute in the name, place and stead of each of him and her (individually and in any capacity stated below) this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the SEC, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and he or she hereby ratifies and confirms his or her signature as it may be signed by his or her said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Klein Michael Klein	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2019

/s/ R. Scott Areglado R. Scott Areglado	Interim Chief Financial Officer, Vice President and Corporate Controller (Principal Financial and Accounting Officer)	January 31, 2019

/s/ Rakesh Patel Rakesh Patel	Director	January 31, 2019

/s/ Andrew Sassine Andrew Sassine	Director	January 31, 2019

/s/ Susan Wood Susan Wood	Director	January 31, 2019

4